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                                                                     EXHIBIT 4.8
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                                  PIPER IMPACT
                                   401(k) PLAN
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                               TABLE OF CONTENTS


                                                                         Section
ARTICLE I - DEFINITIONS

      Account ..........................................................  1.1
      Active Service....................................................  1.2
      Actual Contribution Ratio.........................................  1.3
      Actual Deferral Percentage........................................  1.4
      Actual Deferral Ratio.............................................  1.5
      Affiliated Employer...............................................  1.6
      Aggregate Accounts................................................  1.7
      Aggregation Group.................................................  1.8
      Annual Additions..................................................  1.9
      Annual Compensation...............................................  1.10
      Beneficiary.......................................................  1.11
      Board of Directors................................................  1.12
      Code..............................................................  1.13
      Committee.........................................................  1.14
      Considered Compensation...........................................  1.15
      Contribution......................................................  1.16
      Contribution Percentage...........................................  1.17
      Determination Date................................................  1.18
      Direct Rollover...................................................  1.19
      Disability........................................................  1.20
      Distributee.......................................................  1.21
      Eligible Retirement Plan..........................................  1.22
      Eligible Rollover Distribution....................................  1.23
      Employee..........................................................  1.24
      Employer..........................................................  1.25
      ERISA.............................................................  1.26
      Excess Aggregate 401(m) Contributions.............................  1.27
      Excess 401(k) Contributions.......................................  1.28
      Family Member.....................................................  1.29
      Highly Compensated Employee.......................................  1.30
      Hour of Service...................................................  1.31
      Key Employee......................................................  1.32
      Leased Employee...................................................  1.33
      Limitation Year...................................................  1.34
      Matched Salary Deferral Contribution..............................  1.35
      Member............................................................  1.36
      Non-Highly Compensated Employee...................................  1.37
      Non-Key Employee..................................................  1.38
      Period of Service.................................................  1.39
      Period of Severance...............................................  1.40
      Plan..............................................................  1.41
      Plan Year.........................................................  1.42


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
      Regulation........................................................  1.43
      Required Beginning Date...........................................  1.44
      Retirement Age....................................................  1.45
      Rollover Contribution.............................................  1.46
      Section 401(m) Contributions......................................  1.47
      Section 401(k) Contributions......................................  1.48
      Service...........................................................  1.49
      Severs Service....................................................  1.50
      Sponsor Stock.....................................................  1.51
      Sponsor...........................................................  1.52
      Top-Heavy Plan....................................................  1.53
      Transferred.......................................................  1.54
      Trust.............................................................  1.55
      Trustee...........................................................  1.56
      Trust Fund........................................................  1.57
      Valuation Date....................................................  1.58

ARTICLE II - ACTIVE SERVICE

      When Active Service Begins........................................  2.1
      Aggregation of Service............................................  2.2
      Periods of Service of Less Than One Year..........................  2.3
      Service Prior to Severance........................................  2.4
      Periods of Severance Due to Child Birth or Adoption...............  2.5
      Transfers.........................................................  2.6
      Employment Records Conclusive.....................................  2.7
      Coverage of Certain Previously Excluded Employees.................  2.8
      Service Credit Required under Federal Law.........................  2.9
      Special Transitional Rule.........................................  2.10
      Credit for Service with Piper Impact, Inc. a
         Tennessee Corporation..........................................  2.11

ARTICLE III - ELIGIBILITY RULES

      Eligibility Requirements..........................................  3.1
      Eligibility Upon Reemployment.....................................  3.2
      Frozen Participation..............................................  3.3

ARTICLE IV - CONTRIBUTIONS

      Salary Deferral Contributions.....................................  4.1
      Employer Matching Contributions...................................  4.2
      Rollover Contributions and Plan-to-Plan Transfers.................  4.3
      Qualified Nonelective Employer Contributions......................  4.4
      Restoration Contributions.........................................  4.5
      $7,000 Limit on Salary Deferral
         Contributions..................................................  4.6


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
      Actual Deferral Percentage for Highly
         Compensated Employees..........................................  4.7
      Contribution Percentage Test......................................  4.8
      Contribution Percentage Fail Safe Provision.......................  4.9
      Income Allocable to Excess 401(k) Contributions
         and Excess Aggregate 401(m) Contributions......................  4.10
      Additional Required Test if Alternative
         Compliance is Used.............................................  4.11
      Nondeductible Contributions Prohibited............................  4.12
      Form of Payment of Contributions..................................  4.13
      Deadline for Payment of Employee Contributions....................  4.14
      Return of Contributions for Mistake, Disqualification
         or Disallowance of Deduction...................................  4.15

ARTICLE V - ALLOCATION AND VALUATION OF ACCOUNTS

      Information Statements from Employer..............................  5.1
      Allocation of Salary Deferral Contribution........................  5.2
      Allocation of Matching Employer Contribution......................  5.3
      Allocation of Qualified Nonelective Employer
         Contributions..................................................  5.4
      Allocation of Dividends on Sponsor Stock..........................  5.5
      Sponsor Stock Splits..............................................  5.6
      Valuation of Accounts.............................................  5.7
      Allocation of Forfeitures.........................................  5.8
      Restoration of Forfeited Amounts..................................  5.9
      No Vesting Unless Otherwise Prescribed............................  5.10

ARTICLE VI - LIMITATIONS ON ALLOCATIONS

ARTICLE VII - BENEFITS

      Valuation of Accounts for Withdrawals and
         Distributions..................................................  7.1
      Death Benefit.....................................................  7.2
      Retirement Benefit................................................  7.3
      Disability Benefit................................................  7.4
      Severance Benefit.................................................  7.5
      Distributions to Divorced Spouse..................................  7.6
      Withdrawals.......................................................  7.7
      Loans.............................................................  7.8
      Forfeiture by Lost Members or Beneficiaries.......................  7.9
      Forfeiture on Termination of Participation........................  7.10
      Claims Procedure..................................................  7.11
      Form of Distributions.............................................  7.12
      Time of Distributions.............................................  7.13
      Designation of Beneficiary........................................  7.14
      Distributions to Disabled.........................................  7.15


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ARTICLE VIII - TOP-HEAVY REQUIREMENTS

      Application.......................................................  8.1
      Top-Heavy Test....................................................  8.2
      Vesting Restrictions if Plan Becomes Top-Heavy....................  8.3
      Minimum Contributions if Plan Becomes Top-Heavy...................  8.4
      Coverage Under Multiple Top-Heavy Plans...........................  8.5
      Restrictions if Plan Becomes Super Top-Heavy......................  8.6

ARTICLE IX - ADMINISTRATION OF THE PLAN

      Appointment, Term of Service & Removal............................  9.1
      Powers............................................................  9.2
      Organization......................................................  9.3
      Quorum and Majority Action........................................  9.4
      Signatures........................................................  9.5
      Disqualification of Committee Member..............................  9.6
      Disclosure to Members.............................................  9.7
      Standard of Performance...........................................  9.8
      Liability of Committee and Liability Insurance....................  9.9
      Exemption from Bond...............................................  9.10
      Compensation......................................................  9.11
      Persons Serving in Dual Fiduciary Roles...........................  9.12
      Administrator.....................................................  9.13

ARTICLE X - TRUST FUND AND CONTRIBUTIONS

      Funding of Plan...................................................  10.1
      Incorporation of Trust............................................  10.2
      Authority of Trustee..............................................  10.3
      Allocation of Responsibility......................................  10.4

ARTICLE XI - ADOPTION OF PLAN BY OTHER EMPLOYERS

      Adoption Procedure................................................  11.1
      No Joint Venture Implied..........................................  11.2
      All Trust Assets Available to Pay All Benefits....................  11.3
      Qualification a Condition Precedent to Adoption and
          Continued Participation.......................................  11.4

ARTICLE XII - AMENDMENT AND TERMINATION

      Right to Amend and Limitations Thereon............................  12.1
      Mandatory Amendments..............................................  12.2
      Withdrawal of Employer............................................  12.3
      Termination of Plan...............................................  12.4
      Partial or Complete Termination or Complete
          Discontinuance of Contributions...............................  12.5


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
      Continuance Permitted Upon Sale or Transfer of Assets.............  12.6
      Distributions Upon Termination of the Plan........................  12.7

ARTICLE XIII - MISCELLANEOUS

      Plan Not An Employment Contract...................................  13.1
      Benefits Provided Solely From Trust...............................  13.2
      Anti-Alienation Provisions........................................  13.3
      Requirements Upon Merger or Consolidation of Plans................  13.4
      Gender of Words Used..............................................  13.5
      Severability......................................................  13.6
      Reemployed Veterans...............................................  13.7
      Governing Law; Parties to Legal Actions...........................  13.8

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                                  PIPER IMPACT
                                   401(k) PLAN

      THIS AGREEMENT adopted by Piper Impact, Inc., a Delaware corporation (the "Sponsor"),

                              W I T N E S S E T H:

      WHEREAS, effective January 1, 1995, Piper Impact, Inc., a Tennessee corporation (the "Prior Employer") established the Piper Impact 401(k) Plan (the "Plan") which is intended to be a profit sharing plan that satisfies the requirements of sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended; and

      WHEREAS, effective as of March 29, 1996, the Sponsor purchased substantially all of the assets of the Prior Employer;

      WHEREAS, on August 9, 1996, the Sponsor assumed sponsorship of the Plan and the Prior Employer terminated its participation in the Plan;

      WHEREAS, the Sponsor desires to amend and restate the Plan;

      NOW, THEREFORE, the Plan is hereby amended and restated in its entirety as set forth below.
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                                    ARTICLE I

                                   DEFINITIONS


            The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.

            1.1 "ACCOUNT" means all ledger accounts pertaining to a Member which are maintained by the Committee to reflect the Member's interest in the Trust Fund. The Committee shall establish the following Accounts and any additional Accounts that the Committee considers necessary to reflect the entire interest of the Member in the Trust Fund. Each of the Accounts listed below and any additional Accounts established by the Committee shall reflect the Contributions or amounts transferred to the Trust Fund, if any, and the appreciation or depreciation of the assets in the Trust Fund and the income earned or loss incurred on the assets in the Trust Fund attributable to the Contributions and/or other amounts transferred to the Account.

            (a) Salary Deferral Contribution Account -- Member's before-tax contributions.

            (b) Matching Employer Contribution Account -- The Employer's matching contributions.

            (c) Qualified Nonelective Employer Contribution Account -- The Employer's contributions made as a means of passing the Actual Deferral Percentage test.

            (d) Rollover Account -- Funds transferred from another qualified plan or individual retirement account for the benefit of a Member.

            1.2 "ACTIVE SERVICE" means the Periods of Service which are counted for either eligibility or vesting purposes as calculated under Article II.

            1.3 "ACTUAL CONTRIBUTION RATIO" means the ratio of Section 401(m) Contributions actually paid into the Trust on behalf of an Employee for a Plan Year to the Employee's Annual Compensation for the same Plan Year earned while the Employee was a Member.

            1.4 "ACTUAL DEFERRAL PERCENTAGE" means for a specified group of Employees for a Plan Year the average of the ratios (calculated separately for each Employee in the group) of the amount of Section 401(k) Contributions actually paid into the Trust on behalf of the Employee for that Plan Year to the Employee's Annual Compensation for the same Plan Year earned while the Employee was a Member.


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            1.5 "ACTUAL DEFERRAL RATIO" means for an Employee the ratio of
Section 401(k) Contributions actually paid into the Trust on behalf of the Employee for a Plan Year to the Employee's Annual Compensation for the same Plan Year.

            1.6 "AFFILIATED EMPLOYER" means the Employer and any employer which is a member of the same controlled group of corporations within the meaning of
Section 414(b) of the Code or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code), which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Employer, or which is required to be aggregated with the Employer under Section 414(o) of the Code. For purposes of the limitation on allocations contained in Article VI, the definition of Affiliated Employer is modified by substituting the phrase "more than 50 percent" in place of the phrase "at least 80 percent" each place the latter phrase appears in Section 1563(a)(1) of the Code.

            1.7 "AGGREGATE ACCOUNTS" means the total of all Account balances derived from Employer Contributions and Rollover Contributions.

            1.8 "AGGREGATION GROUP" means (a) each plan of the Employer or any Affiliated Employer in which a Key Employee is a Member and (b) each other plan of the Employer or any Affiliated Employer which enables any plan in (a) to meet the requirements of either Section 401(a)(4) or 410 of the Code. Any Employer may treat a plan not required to be included in the Aggregation Group as being a part of the group if the group would continue to meet the requirements of
Section 401(a)(4) and 410 of the Code with that plan being taken into account.

            1.9 "ANNUAL ADDITIONS" means the sum of the following amounts credited on behalf of a Member for the Limitation Year: (a) Employer contributions, (b) Employee contributions and (c) forfeitures. Excess 401(k) Contributions for a Plan Year are treated as Annual Additions for that Plan Year even if they are corrected through distribution. Excess Deferrals that are timely distributed as set forth in Section 4.6 will not be treated as Annual Additions.

            1.10 "ANNUAL COMPENSATION" means the Employee's wages from the Affiliated Employers as defined in section 3401(a) of the Code for purposes of federal income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) modified by including elective contributions under a cafeteria plan described in section 125 of the Code and elective contributions to any plan qualified under section 401(k), 408(k), or 403(b) of the Code. However, for purposes of Article VI of the Plan, effective for Limitation Years beginning before January 1, 1998, "Annual Compensation" does not include any salary deferral contributions to plan qualified under section 401(k) of the Code or any amount that is deferred at the election of the Employee and is not includible in the gross income of the Employee by reason of section 125 of the Code. Except for purposes of Article VI of the Plan, Annual Compensation in excess of $150,000.00 (as adjusted by the Secretary of Treasury) shall be disregarded. If the Plan Year is ever less than twelve months the $150,000.00 limitation (as adjusted by the Secretary of Treasury) will be prorated by multiplying the limitation by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is 12.

            1.11 "BENEFICIARY" or "BENEFICIARIES" means the person or persons, or the trust or trusts created for the benefit of a natural person or persons or the Member's or retired Member's estate, designated by the Member or retired Member to receive the benefits payable under this Plan upon his death.

            1.12 "BOARD OF DIRECTORS" means the board of directors, the executive committee or other body given management responsibility for the Sponsor.

            1.13 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            1.14 "COMMITTEE" means the committee appointed by the Sponsor to administer the Plan.

            1.15 "CONSIDERED COMPENSATION" means as to each Employee, that Employee's Annual Compensation modified by including elective contributions under a cafeteria plan described in section 125 of the Code and elective contributions to any plan qualified under section 401(k), 408(k) or 403(b) of the Code, and modified further by excluding the following items (even if includable in gross income), reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, overtime wages, and welfare benefits. Considered Compensation in excess of $150,000.00 (as adjusted by the Secretary of Treasury) shall be disregarded. If the Plan Year is ever less than twelve months the $150,000.00 limitation (as adjusted by the Secretary of Treasury) will be prorated by multiplying the limitation by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is 12.

            1.16 "CONTRIBUTION" means the total amount of contributions made under the terms of this Plan. Each specific type of Contribution shall be designated by the type of contribution made as follows:

            (a) Salary Deferral Contribution -- Contributions made by the Employer under the Employee's salary deferral agreement.

            (b) Matching Employer Contribution -- matching contributions made by the Employer.

            (c) Qualified Nonelective Employer Contribution -- Contributions made by the Employer as a means of passing the Actual Deferral Percentage test or the Actual Contribution Percentage test.

            (d) Rollover Contribution - Contributions made by a Member which consist of any part of an eligible rollover distribution (as defined in section 402 of the Code) from a qualified employee trust described in section 401(a) of the Code.


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
            1.17 "CONTRIBUTION PERCENTAGE" means, for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in the group) of the amount of Section 401(m) Contributions actually paid into the Trust on behalf of the Employee for the Plan Year to the Employee's Annual Compensation for the Plan Year earned while the Employee was a Member.

            1.18 "DETERMINATION DATE" means for a given Plan Year the last day of the preceding Plan Year or in the case of the first Plan Year the last day of that Plan Year.

            1.19 "DIRECT ROLLOVER" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

            1.20 "DISABILITY" means a mental or physical disability which, in the opinion of a physician selected by the Committee, shall prevent the Member from earning a reasonable livelihood with any Affiliated Employer and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Member was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; and (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Member receives a military pension.

            1.21 "DISTRIBUTEE" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

            1.22 "ELIGIBLE RETIREMENT PLAN" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

            1.23 "ELIGIBLE ROLLOVER DISTRIBUTION" as defined in section 402 of the Code means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code; and (c) the portion of any distribution that is not includable in gross income.


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
            1.24 "EMPLOYEE" means, except as otherwise specified in this Section, all common law employees of an Affiliated Employer and all Leased Employees.

            1.25 "EMPLOYER" or "EMPLOYERS" means the Sponsor and any other business organization which has adopted this Plan.

            1.26 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            1.27 "EXCESS AGGREGATE 401(m) CONTRIBUTIONS" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(m) Contributions actually paid into the Trust on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section 4.8 of the Plan. To calculate the amount of Excess Aggregate 401(m) Contributions, the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio shall be reduced to equal the ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. However, if a lesser reduction would enable the Plan to pass the test, only that lesser reduction shall be made. This leveling process shall be repeated until the Contribution Percentage test is satisfied.

            1.28 "EXCESS 401(k) CONTRIBUTIONS" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(k) Contributions actually paid into the Trust on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section 4.7 of the Plan. To calculate the amount of Excess 401(k) Contributions, the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. However, if a lesser reduction would enable the Plan to pass the Actual Deferral Percentage test, only that lesser reduction may be made. This leveling process is repeated until the Actual Deferral Percentage test is satisfied.

            1.29 "FIVE PERCENT OWNER" means an Employee who is a five percent owner as defined in section 416(i) of the Code.

            1.30 "HIGHLY COMPENSATED EMPLOYEE" means an Employee or an employee or an Affiliated Employer who, during the Plan Year or the preceding Plan Year,
(a) was at any time a Five Percent Owner at any time during the Plan Year or the preceding Plan Year or (b) had Annual Compensation from the Affiliated Employers in excess of $80,000 (as adjusted from time to time by the Secretary of the Treasury) for the preceding Plan Year.

            1.31 "HOUR OF SERVICE" means each hour for which an Employee is paid or entitled to payment for the performance of duties for an Affiliated Employer.

            1.32 "KEY EMPLOYEE" means an Employee or former or deceased Employee or Beneficiary of an Employee who at any time during the Plan Year or any of the four preceding Plan Years is (a) an officer of an Employer or any Affiliated Employer having Annual Compensation greater than 50% of the annual addition limitation of Section 415(b)(1)(A) of the Code for the Plan Year, (b) one of the 10 employees having Annual Compensation from an Employer or any Affiliated Employer of greater than 100% of the annual addition limitation of
Section 415(c)(1)(A) of the Code for the Plan Year and owning or considered as owning (within the meaning of Section 318 of the Code) the largest interest in an Employer or any Affiliated Employer, treated separately, (c) a Five Percent Owner of an Employer or any Affiliated Employer, treated separately, or (d) a 1% owner of an Employer or any Affiliated Employer, treated separately, having Annual Compensation from an Employer or any Affiliated Employer of more than $150,000. For this purpose no more than 50 employees or, if lesser, the greater of three employees or 10% of the employees shall be treated as officers. Section 416(i) of the Code shall be used to determine percentage of ownership. For the purpose of the test set out in (b) above, if two or more employees have the same interest in an Employer, the employee with the greater Annual Compensation from the Employer shall be treated as having the larger interest.

            1.33 "LEASED EMPLOYEE". "Leased Employee" shall mean any person who
(a) is not a common law employee of an Affiliated Employer, (b) pursuant to an agreement between an Affiliated Employer and any other person, has performed services for an Affiliated Employer (or for an Affiliated Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and (c) performs the services under primary direction and control of the recipient.

            1.34 "LIMITATION YEAR". "Limitation Year" shall mean the calendar year.

            1.35 "MATCHED SALARY DEFERRAL CONTRIBUTION" means that portion of the Salary Deferral Contribution attributable to each Member that does not exceed six percent of the Member's Considered Compensation earned while the Employee was a Member.

            1.36 "MEMBER" means the person or persons employed by an Employer during the Plan Year and eligible to participate in this Plan.

            1.37 "NON-HIGHLY COMPENSATED EMPLOYEE" means an Employee of the Employer who is not a Highly Compensated Employee.

            1.38 "NON-KEY EMPLOYEE" means any Employee who is not a Key
Employee.

            1.39 "PERIOD OF SERVICE" means a period of employment with an Affiliated Employer which commences on the day on which an Employee performs his initial Hour of Service or performs his initial Hour of Service upon returning to the employ of an Affiliated Employer, whichever is applicable, and ends on the date the Employee Severs Service.


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
            1.40 "PERIOD OF SEVERANCE" means the period of time commencing on the date an Employee Severs Service and ending on the date the Employee again performs an Hour of Service.

            1.41 "PLAN" means this Plan, including all subsequent amendments.

            1.42 "PLAN YEAR" means the calendar year. The Plan Year shall be the fiscal year of this Plan.

            1.43 "REGULATION" means the Internal Revenue Service regulation specified, as it may be changed from time to time.

            1.44 "REQUIRED BEGINNING DATE" means:

            (a) in the case of an individual who is not a Five Percent Owner with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, the Required Beginning Date is April 1 of the calendar year following the later of (i) the calendar year in which the individual attains age 70 1/2, or (ii) the calendar year in which the individual Severs Service; and

            (b) in the case of an individual who is a Five Percent Owner with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, the Required Beginning Date is April 1 of the calendar year in which he attains age 70 1/2.

            1.45 "RETIREMENT AGE" means the later of a time a Member attains age 65 or the fifth anniversary of the date he commenced participation in the Plan. Once a Member has attained his Retirement Age he shall be 100% vested at all times.

            1.46 "ROLLOVER CONTRIBUTION" means the amount contributed by a Member of this Plan which consists of any part of an eligible rollover distribution (as defined in Section 402 of the Code) from a qualified employee trust described in Section 401(a) of the Code.

            1.47 "SECTION 401(k) CONTRIBUTIONS" means the sum of Salary Deferral Contributions made on behalf of the Member during the Plan Year and Qualified Nonelective Employer Contributions that the Employer elects to have treated as
Section 401(k) Contributions pursuant to Code Section 401(k)(3)(d)(ii) to the extent that those other amounts are not used to enable the Plan to satisfy the minimum contribution requirements of Section 416 of the Code.

            1.48 "SECTION 401(m) CONTRIBUTIONS" means the sum of Matching Employer Contributions made on behalf of the Member during the Plan Year and other amounts that the Employer elects to have treated as Section 401(m) Contributions pursuant to Section 401(m)(3)(B) of the Code. However, Matching Employer Contributions and Salary Deferral Contributions that the Employer could otherwise elect to have treated as Section 401(m) Contributions are not Section 401(m)

Contributions to the extent that they are used to enable the Plan to satisfy the minimum contribution requirements of Section 416 of the Code.

            1.49 "SERVICE" means the period or periods that a person is paid or is entitled to payment for performance of duties with an Affiliated Employer.

            1.50 "SEVERS SERVICE" means the earlier of the following events: (a) the Employee's quitting, retiring, dying or being discharged, (b) the completion of a period of 365 continuous days in which the Employee remains absent from Service (with or without pay) for any reason other than quitting, retiring, dying or being discharged, such as vacation, holiday, sickness, disability, leave of absence, layoff or any other absence or (c) the second anniversary of the commencement of a continuous period of absence occasioned by the reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee or the caring for the child for a period commencing immediately after the child's birth or placement.

            1.51 "SPONSOR" means Piper Impact, Inc., a Delaware corporation.

            1.52 "SPONSOR STOCK" means the common stock of Quanex Corporation, a Delaware corporation, the parent of the Sponsor.

            1.53 "TOP-HEAVY PLAN" means any plan which has been determined to be top-heavy under the test described in Article VIII of this Plan.

            1.54 "TRANSFERRED" means, when used with respect to an Employee, the termination of employment with one Employer and the contemporaneous commencement of employment with another Employer.

            1.55 "TRUST" means the one or more trust estates created to fund this Plan.

            1.56 "TRUSTEE" means collectively one or more persons or corporations with trust powers which have been appointed by the initial Sponsor and have accepted the duties of Trustee and any and all successor or successors appointed by the Sponsor or successor Sponsor.

            1.57 "TRUST FUND" means all of the trust estates established under the terms of this Plan to fund this Plan, whether held to fund a particular group of Accounts or held to fund all of the Accounts of Members, collectively.

            1.58 "VALUATION DATE" means the day or days each Plan Year selected by the Committee on which the Trust Fund is to be valued which cannot be less frequent than annually. One or more Accounts may have different Valuation Dates from other Accounts. The Valuation Date must be announced to all Members and shall remain the same until changed by the Committee and announced to the Members. Until changed by the Committee, the Valuation Dates shall be each business day of the Plan Year.

                                   ARTICLE II

                                 ACTIVE SERVICE


            2.1 WHEN ACTIVE SERVICE BEGINS. For purposes of eligibility and vesting, Active Service begins when an Employee first performs an Hour of Service for an Affiliated Employer. Once an Employee has begun Active Service for purposes of eligibility or vesting and Severs Service he shall recommence Active Service for those purposes when he again performs an Hour of Service for an Affiliated Employer.

            2.2 AGGREGATION OF SERVICE. When determining an Employee's Active Service, all Periods of Service, whether or not completed consecutively, shall be aggregated on a per day basis. For purposes of eligibility and vesting, only full years of Active Service shall be counted. In aggregating Active Service, 30 days shall be counted as one month and 12 months shall be counted as one year. No fractional years shall be counted for purposes of eligibility or vesting.

            2.3 PERIODS OF SERVICE OF LESS THAN ONE YEAR. If an Employee performs an Hour of Service within 12 months after he Severs Service, the intervening Period of Severance shall be counted as a Period of Service.

            2.4 SERVICE PRIOR TO SEVERANCE. If an Employee Severs Service at a time when he does not have any vested right to amounts credited to his Matching Employer Contribution Account and the Period of Severance continues for a continuous period of five years or more, the Period of Service completed by the Employee before the Period of Severance shall not be taken into account if his Period of Severance equals or exceeds his Period of Service, whether or not consecutive, completed before the Period of Severance.

            2.5 PERIODS OF SEVERANCE DUE TO CHILD BIRTH OR ADOPTION. If the period of time between the first anniversary of the first day of an absence from Service by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee or for purposes for caring for the child for a period beginning immediately following the birth or placement and the second anniversary of the first day of the absence occurs during or after the first Plan Year beginning after December 31, 1984, it shall neither be counted as a Period of Service nor of Severance.

            2.6 TRANSFERS. If an Employee of one Employer is Transferred to the service of another Employer, his Active Service shall not be interrupted and he shall continue to be in Active Service for purposes of eligibility, vesting and allocation of Contributions and/or forfeitures. If an Employee is transferred to the service of an Affiliated Employer that has not adopted the Plan he will not Sever Service; however, even though he shall continue to be in Active Service for eligibility and vesting purposes he shall not receive any allocation of Contributions or forfeitures.

            2.7 EMPLOYMENT RECORDS CONCLUSIVE. The employment records of the Employer shall be conclusive for all determinations of Active Service.

            2.8 COVERAGE OF CERTAIN PREVIOUSLY EXCLUDED EMPLOYEES. Any Employee who is no longer excludable because he or she is no longer a Leased Employee or included in a unit of Employees covered by a collective bargaining agreement between the Employees' representative and the Employer where retirement benefits were the subject of good faith bargaining shall immediately become eligible for membership if he meets the eligibility requirements. All his Service with any Affiliated Employer that would have been counted had he not been previously excluded shall now be counted as Active Service for eligibility and vesting purposes.

            2.9 SERVICE CREDIT REQUIRED UNDER FEDERAL LAW. An Employee shall be credited with such additional Years of Vesting Service as is required under any applicable law of the United States.

            2.10 SPECIAL TRANSITIONAL RULE. Any person who was an Employee before this Agreement is signed will have all or a portion of his Active Service figured under the provisions of the Plan in effect before this Agreement if that method of calculating service is more beneficial for the Employee than the method otherwise set out in this Article II.

            2.11 CREDIT FOR SERVICE WITH PIPER IMPACT, INC. A TENNESSEE CORPORATION. For purposes of determining an Employee's Active Service for eligibility to participate and vesting, his service with Piper Impact, Inc., a Tennessee corporation will be counted as Active Service under the Plan.

                                   ARTICLE III

                                ELIGIBILITY RULES


            3.1 ELIGIBILITY REQUIREMENTS. Effective April 1, 1997, each Employee shall be eligible to participate in this Plan beginning on the entry date which occurs with or next follows the date on which the Employee completes three months of Active Service and attains the age of 21. However, all Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employees' representative and the Employer shall be excluded, even if they have met the requirements for eligibility, if there has been good faith bargaining between the Employer and the Employees' representative pertaining to retirement benefits and the agreement does not require the Employer to include such Employees in this Plan. In addition, a Leased Employee shall not be eligible to participate in the Plan unless the Plan's qualified status is dependent upon coverage of the Leased Employee. The Plan's entry dates will be January 1, April 1, July 1 and October 1 of each Plan Year.

            3.2 ELIGIBILITY UPON REEMPLOYMENT. If an Employee Severs Service with the Employer for any reason after fulfilling the eligibility requirements but prior to the date he initially begins participating in the Plan, the Employee shall be eligible to begin participation in this Plan on the day he first completes an Hour of Service upon his return to employment with an Employer. Once an Employee has become eligible to be a Member, his eligibility shall continue until he Severs Service. A former Member shall be eligible to recommence participation in this Plan on the first day he completes an Hour of Service upon his return to employment with an Employer.

            3.3 FROZEN PARTICIPATION. An Employee employed by an Affiliated Employer, which has not adopted this Plan, cannot actively participate in this Plan even though he accrues Active Service. Likewise, if an Employee: (a) is transferred from an Employer to an Affiliated Employer which has not adopted this Plan, or (b) is a Member of this Plan when he is excluded under the provisions of a collective bargaining agreement his participation becomes inactive. Under these circumstances, the Member's Account becomes frozen and he cannot contribute to the Plan nor can he share in the allocation of any Employer Contribution or forfeitures for the period after he is transferred. However, his Accounts shall continue to share in any appreciation or depreciation of the Trust Fund and in any income earned or losses incurred by the Trust Fund during the period of time that he is employed by an Affiliated Employer which has not adopted this Plan, or is excluded from covered employment under the provisions of a collective bargaining agreement.


                                      III-1

                                   ARTICLE IV

                                  CONTRIBUTIONS


            4.1 SALARY DEFERRAL CONTRIBUTIONS. The Employer shall make a Salary Deferral Contribution in an amount equal to the amount by which its Members' Considered Compensation was reduced as a result of salary deferral agreements. Any such salary deferral agreement shall be an agreement in a form satisfactory to the Administrative Committee to prospectively receive Considered Compensation from the Employer in a reduced amount and to have the Employer contribute an amount equal to the amount of the reduction to the Trust Fund on account of the Member. Any such salary deferral agreement shall be revocable in accordance with its terms, provided that no revocation shall be retroactive or permit payment to the Member of the amount required to be contributed to the Trust Fund. A Member shall be entitled to prospectively modify his salary deferral agreement at least once a year. A Member's right to benefits derived from Salary Deferral Contributions made to the Plan on his behalf shall be nonforfeitable. The election to have Salary Deferral Contributions made, the ability to change the rate of Salary Deferral Contributions, the right to suspend Salary Deferral Contributions, and the manner of commencing new Salary Deferral Contributions shall be permitted under any uniform method determined by the Administrative Committee from time to time.

            4.2 EMPLOYER MATCHING CONTRIBUTIONS. The Employer shall make an Employer Matching Contribution in an amount equal to 25 percent of the Matched Salary Deferral Contributions for all Members.

            4.3 ROLLOVER CONTRIBUTIONS AND PLAN-TO-PLAN TRANSFERS. The Administrative Committee may permit Rollover Contributions by Members and/or direct transfers to or from another qualified plan on behalf of Members from time to time. If Rollover Contributions and/or direct transfers to or from another qualified plan are permitted, the opportunity to make those contributions and/or direct transfers must be made available to Members on a nondiscriminatory basis. For this purpose only, all Employees in the Eligible Class shall be considered to be Members of the Plan even though they may not have met the eligibility requirements. However, they shall not be entitled to elect to have Salary Deferral Contributions made or to share in Employer Contributions or forfeitures unless and until they have met the requirements for eligibility, contributions and allocations. A Rollover Contribution shall not be accepted unless it is directly rolled over to this Plan in a rollover described in Section 401(a)(31) of the Code. A Member shall not be permitted to make a Rollover Contribution if the property he intends to contribute is for any reason unacceptable to the Trustee. A Rollover Contribution Account shall be established for any Employee who makes a Rollover Contribution.

            A direct transfer of assets from another qualified plan in a transfer subject to the requirements of Section 414(l) of the Code shall not be accepted if it was at any time part of (a) a defined benefit plan (as defined in Section 401(a) or 414(j) of the Code), (b) a defined contribution plan (as defined in Sections 401(a) and 414(i) of the

Code) which is subject to the minimum funding standards of Section 412 of the Code, (c) any other qualified plan which has joint and survivor annuity benefits or qualified preretirement survivor annuity benefits as described in Section 417 of the Code, or (d) a plan which permits a distribution or withdrawal in a form not permitted under this Plan.

            4.4 QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS. The Employer may make a Qualified Nonelective Employer Contribution in such amount, if any, as shall be determined by the Employer. A Member's right to benefits derived from Qualified Nonelective Employer Contributions made to the Plan on his behalf shall be nonforfeitable. In no event will Qualified Nonelective Employer Contributions be distributed before Salary Deferral Contributions may be distributed

            4.5 RESTORATION CONTRIBUTIONS. The Employer shall, for each Plan Year, make a restoration contribution in an amount equal to the sum of (a) such amount, if any, as shall be necessary to fully restore all Matching Employer Contribution Accounts required to be restored pursuant to the provisions of
Section 5.9, after application of all forfeitures and any appreciation in the value of the Trust Fund available for such restoration; plus (b) an amount equal in value to the value of forfeited benefits described in and payable under
Section 7.9.

            4.6 $7,000 LIMIT ON SALARY DEFERRAL CONTRIBUTIONS. The maximum Salary Deferral Contribution that a Member may elect to have made on his behalf during the Member's taxable year may not, when added to the amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k) and 403(b) exceed $7,000 (as adjusted by the Secretary of Treasury). If this dollar limitation is exceeded during any taxable year of the Member, the excess of the amounts deferred on behalf of the Member under plans or arrangements described in Code Sections 401(k), 408(k) and 403(b) during the Member's taxable year over the dollar limitation (the "Excess Deferral") as adjusted by any earnings or losses thereon will be distributed to the Member no later than April 15 following the Member's taxable year in which the Excess Deferral was made.

            The income allocable to Excess Deferrals for the taxable year of the Member shall be determined by multiplying the income for the taxable year of the Member allocable to Salary Deferral Contributions by a fraction. The numerator of the fraction is the amount of Excess Deferrals made on behalf of the Member for the taxable year. The denominator of the fraction is the Member's total Salary Deferral Account balance as of the beginning of the taxable year plus the Member's Salary Deferral Contributions for the Plan Year.

            For purposes of applying the requirements of Code Sections 4.7 and VIII, Excess Deferrals will not be disregarded merely because they are Excess Deferrals or because they are distributed in accordance with this Section. However, Excess Deferrals made to the Plan on behalf of Non-Highly Compensated Employees are not to be taken into account under Section 4.7.

            4.7 ACTUAL DEFERRAL PERCENTAGE FOR HIGHLY COMPENSATED EMPLOYEES. The Actual Deferral Percentage for Highly Compensated Employees for any Plan Year must bear a relationship to the Actual Deferral Percentage for all other eligible Employees for the Plan Year which meets either of the following tests:

            (a) The Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

            (b) The excess of the Actual Deferral Percentage of the Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by two.

For purposes of this test an eligible Employee is an Employee who is eligible to make Salary Deferral Contributions for all or part of a Plan Year. A person who is suspended from making Salary Deferral Contributions because he has made a withdrawal is an eligible Employee. If no Salary Deferral Contributions are made for an eligible Employee the deferral ratio that will be included for him in determining the Actual Deferral Percentage is zero. If this Plan and any other plan or plans which include cash or deferred arrangements are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code, the cash or deferred arrangements included in this Plan and the other plans shall be treated as one plan for these tests. If any Highly Compensated Employee is a Member of this Plan and any other cash or deferred arrangements of the Employer, when determining the deferral percentage of the Employee, all of the cash or deferred arrangements are treated as one.

            As soon as practicable after the close of each Plan Year, the Committee shall determine whether the Actual Deferral Percentage for the Highly Compensated Employees would exceed the limitation. If the limitation would be exceeded for a Plan Year, before the close of the following Plan Year (a) the amount of Excess 401(k) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the specific manner required by Section 4.10) shall be distributed, or (b) the Employer may make a Qualified Nonelective Employer Contribution which is treated as a Section 401(k) Contribution and allocated only to those Members who are Non-Highly Compensated Employees. Qualified Nonelective Employer Contributions will be treated as
Section 401(k) Contributions only if the conditions described in Regulation
Section 1.401(k)-1(b)(5) are satisfied. Qualified Nonelective Employer Contributions will be treated as Section 401(k) Contributions for a Plan Year only if they are allocated to Members' Accounts as of a date within that Plan Year and are actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contributions relate. Any distributions of the Excess 401(k) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the respective portions of the Excess 401(k) Contributions attributable to each of them. The amount of Excess 401(k) Contributions to be distributed for any Plan Year must be reduced by any excess Salary Deferral Contributions previously distributed for the taxable year ending in the same Plan Year.

            A Salary Deferral Contribution will be taken into account under the actual deferral percentage test of Code Section 401(k) and this Section for a Plan Year only if it relates to Annual Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election). In addition, a Section 401(k) Contribution will be taken into account under the actual deferral percentage test of Code Section 401(k) and this Section for a Plan Year only if it is allocated to an Employee as of a date within that Plan Year. For this purpose a
Section 401(k) Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Section 401(k) Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the Section 40(k) Contribution relates.

            Failure to correct Excess 401(k) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to be a qualified cash or deferred arrangement for the Plan Year for which the Excess Contributions were made and for all subsequent years they remain in the Trust. Also, the Employer will be liable for a 10% excise tax on the amount of Excess Contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

            4.8 CONTRIBUTION PERCENTAGE TEST. The Contribution Percentage for eligible Highly Compensated Employees for any Plan Year must not exceed the greater of the following:

            (a) The Contribution Percentage for all other eligible Employees multiplied by 1.25; or

            (b) The lesser of the Contribution Percentage for all other eligible Employees multiplied by two, or the Contribution Percentage for all other eligible Employees plus two percentage points.

For purposes of this test an eligible Employee is an Employee who is directly or indirectly eligible to receive an allocation of Matching Employer Contributions for all or part of the Plan Year. Except as provided below, an Employee who would be eligible to receive an allocation of Matching Employer Contributions but for his election not to participate is an eligible Employee. An Employee who would be eligible to receive an allocation of Matching Employer Contributions but for the limitations on his Annual Additions imposed by Section 415 of the Code is an eligible Employee.

            If no Section 401(m) Contributions are made on behalf of an eligible Employee the Actual Contribution Ratio that shall be included for him in determining the Contribution Percentage is zero. If this Plan and any other plan or plans to which Section 401(m) Contributions are made are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code, this Plan and those plans are to be treated as one. The Actual Contribution Ratio of a Highly Compensated Employee who is eligible to participate in more than one plan of an Affiliated employer to which employee or matching contributions are made is calculated by treating all the plans in which the Employee is eligible to participate as one plan. However, plans that are not permitted to be aggregated under Regulation Section 1.410(m)-1(b)(3)(ii) are not aggregated for this purpose.

            A Matching Employer Contribution will be taken into account under this Section for a Plan Year only if (1) it is allocated to the Employee's Account as of a date within the Plan Year, (2) it is paid to the Trust no later than the end of the 12 month period beginning after the close of the Plan Year, and (3) it is made on behalf of an Employee on account of his Salary Deferral Contributions for the Plan Year.

            At the election of the Employer, a Member's Salary Deferral Contributions, and Qualified Nonelective Employer Contributions made on behalf of the Member during the Plan Year shall be treated as Section 401(m) Contributions that are Matching Employer Contributions provided that the conditions set forth in Regulation Section 1.401(m)-1(b)(5) are satisfied. Salary Deferral Contributions may not be treated as Employer Matching Contributions for purposes of the contribution percentage test set forth in this Section unless such contributions, including those taken into account for purposes of the test set forth in this Section, satisfy the actual deferral percentage test set forth in Section 4.7. Moreover, Salary Deferral Contributions and Qualified Nonelective Employer Contributions may not be taken into account for purposes of the test set forth in this Section to the extent that such contributions are taken into account in determining whether any other contributions satisfy the actual deferral percentage test set forth in Section
4.7. Finally, Salary Deferral Contributions and Qualified Nonelective Employer Contributions may be taken into account for purposes of the test set forth in this Section only if they are allocated to the employee's Account as of a date within the Plan Year being tested within the meaning of Regulation Section 1.401(k)-1(b)(4).

            4.9 CONTRIBUTION PERCENTAGE FAIL SAFE PROVISION. If the limitation set forth in Section 4.8 would be exceeded for any Plan Year, before the close of the following Plan Year (a) the amount of the Excess Aggregate 401(m) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the manner set forth in Section 4.10) shall be either distributed, or forfeited to the extent they are not vested, or (b) the Employer may make a Qualified Nonelective Employer Contribution which it elects to have treated as a Section 401(m) Contribution. Any distributions of the Excess Aggregate 401(m) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the respective portions of the amounts attributable to each of them. Forfeitures of Excess Aggregate 401(m) Contributions shall be allocated to Members who are Non-Highly Compensated Employees as if such contributions were additional Employer Matching Contributions for the Plan Year.

            4.10 INCOME ALLOCABLE TO EXCESS 401(k) CONTRIBUTIONS AND EXCESS AGGREGATE 401(m) CONTRIBUTIONS. The income allocable to Excess 401(k) Contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to Section 401(k) Contributions by a fraction. The numerator of the fraction shall be the amount of Excess 401(k) Contributions made on behalf of the Member for the Plan Year. The denominator of the fraction shall be the Member's total Account balance attributable to Section 401(k) Contributions as of the beginning of the Plan Year plus the Member's Section 401(k) Contributions for the Plan Year. The income allocable to Excess Aggregate 401(m) Contributions for a Plan Year shall be determined by multiplying the income for the Plan Year allocable to Section 401(m) Contributions by a fraction. The numerator of the fraction shall be the amount of Excess Aggregate 401(m) Contributions made on behalf of the Member for the Plan Year. The denominator of the fraction shall be the Member's total Account balance attributable to Section 401(m) Contributions as of the beginning of the Plan Year plus the Member's Section 401(m) Contributions for the Plan Year.

            4.11 ADDITIONAL REQUIRED TEST IF ALTERNATIVE COMPLIANCE IS USED. If the second alternative permitted in Sections 4.7 and 4.8 is used for both the Actual Deferral Percentage test and the Contribution Percentage test the following additional limitation on Salary Deferral Contributions shall apply. The Actual Deferral Percentage plus the Contribution Percentage of the eligible Highly Compensated Employees cannot exceed the greater of (a) or (b), where

            (a) is the sum of:

                  (i) 1.25 times the greater of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees, and

                  (ii) the lesser of (x) two percentage points plus the lesser of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees or (y) two times the lesser of the Actual Deferral Percentage or the Contribution Percentage of the group of eligible Non-Highly Compensated Employees; and

            (b) is the sum of:

                  (i) 1.25 times the lesser of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees, and

                  (ii) the lesser of (x) two percentage points plus the greater of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees or (y) two times the greater of the Actual Deferral Percentage or the Contribution Percentage of the group of eligible Non-Highly Compensated Employees.

            If the limitation would be exceeded for any Plan Year, before the close of the following Plan Year the Actual Deferral Percentage or Contribution Percentage of the eligible Highly Compensated Employees, or a combination of both, shall be reduced by distributions made in the manner described in the Regulations. These distributions shall be in addition to and not in lieu of distributions required for Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions.

            4.12 NONDEDUCTIBLE CONTRIBUTIONS PROHIBITED. Notwithstanding any other provision of the Plan, no Employer shall make any contribution that would be a "nondeductible contribution" within the meaning of Section 4972 of the Code.

            4.13 FORM OF PAYMENT OF CONTRIBUTIONS. Contributions may be paid to the Trustee either in cash or in qualifying employer securities (as such term is defined in Section 407(d) of ERISA) or any combination thereof, provided that payment may not be made in any form constituting a prohibited transaction under
Section 4975 of the Code or Section 406 of ERISA.

            4.14 DEADLINE FOR PAYMENT OF EMPLOYER CONTRIBUTIONS. The Employer's Salary Deferral Contribution and Employer Matching Contribution shall be paid to the Trustee in installments. The installment for each payroll period shall be paid within 60 days after the end of the calendar quarter in which such payroll period ends, and shall be in an amount equal to the amount by which all Members' Considered Compensation was reduced pursuant to salary deferral agreements (as described in Section ) for such period, plus the amount of the Employer Matching Contribution for such period. The Qualified Nonelective Employer Contributions of the Employer for each Plan Year shall be paid to the Trustee in one or more installments, as the Employer may from time to time determine; provided, however, that the Qualified Nonelective Employer Contribution may be paid not later than the time prescribed by law (including extensions thereof) for filing the Employer's income tax return for its taxable year ending with or within such Plan Year.

            4.15 RETURN OF CONTRIBUTIONS FOR MISTAKE, DISQUALIFICATION OR DISALLOWANCE OF DEDUCTION. Subject to the limitations of Section 415 of the Code, the assets of the Trust shall not revert to any Employer or be used for any purpose other than the exclusive benefit of the Members and their Beneficiaries and the reasonable expenses of administering the Plan except:

            (a) any Contribution made because of a mistake of fact may be repaid to the Employer within one year after the payment of the Contribution;

            (b) any Contribution conditioned upon the Plan's initial qualification under Section 401 of the Code or the initial qualification of an Employer's adoption of the Plan, if later, may be repaid to the Employer within one year after the date of denial of the initial qualification of the Plan or of its adoption by the Employer; and

            (c) any and all Employer Contributions are conditioned upon their deductibility under Section 404 of the Code; therefore, to the extent the deduction is disallowed, the Contributions may be repaid to the Employer within one year after the disallowance.

            The Employer has the exclusive right to determine if a Contribution or any part of it is to be repaid or is to remain as a part of the Trust Fund except that the amount to be repaid is limited, if the Contribution is made by mistake of fact or if the deduction for the Contribution is disallowed, to the excess of the amount contributed over the amount that would have been contributed had there been no mistake or over the amount disallowed. Earnings which are attributable to any excess contribution cannot be repaid. Losses attributable to an excess contribution must reduce the amount that may be repaid. All repayments of mistaken Contributions or Contributions which are disallowed are limited so that the balance in a Member's Account cannot be reduced to less than the balance that would have been in the Member's Account had the mistaken amount or the amount disallowed never been contributed.

                                    ARTICLE V

                      ALLOCATION AND VALUATION OF ACCOUNTS


            5.1 INFORMATION STATEMENTS FROM EMPLOYER. As soon as practical after the last day of each calendar quarter, the Employer shall provide the Administrative Committee with a schedule setting forth the amount of its Salary Deferral Contribution, Employer Matching Contribution, Qualified Nonelective Employer Contribution, and restoration contribution; the names of its Members, the number of Years of Vesting Service of each of its Members, the amount of Considered Compensation paid to each Member, and the amount of Considered Compensation paid to all its Members. Such schedules shall be conclusive evidence of such facts.

            5.2 ALLOCATION OF SALARY DEFERRAL CONTRIBUTION. The Administrative Committee shall allocate the Employer's Salary Deferral Contribution among the Employer's Members by allocating to each such Member the amount by which his Considered Compensation was reduced pursuant to a salary deferral agreement (as described in Section 4.1 and shall credit each such Member's share to the Member's Salary Deferral Contribution Account.

            5.3 ALLOCATION OF MATCHING EMPLOYER CONTRIBUTION. The Administrative Committee shall separately allocate the Employer Matching Contribution among the Employer's Members in the proportion which the Matched Salary Deferral Contributions of each such Member bears to the total Matched Salary Deferral Contributions of all such Members. Each Member's proportionate share shall be credited to his Matching Employer Contribution Account.

            5.4 ALLOCATION OF QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTION. The Administrative Committee shall separately allocate the Qualified Nonelective Employer Contribution among the Non-Highly Compensated Employees who are Members based upon each such Member's Considered Compensation as compared to the Considered Compensation of all such Members.

            5.5 ALLOCATION OF DIVIDENDS ON SPONSOR STOCK. Cash and Sponsor Stock dividends paid with respect to Sponsor Stock shall be allocated among the Members and former Members with Account balances in proportion to the number of shares of Sponsor Stock (of the class with respect to which the dividend is paid) allocated to Member's or former Member's Account as of the record date for the dividend.

            5.6 SPONSOR STOCK SPLITS. If the shares of Company Stock are subdivided, the additional shares acquired by the Trustee upon the subdivision will be allocated among the Members and former Members with Account balances in proportion to the number of shares of Sponsor Stock (of the class with respect to which the subdivision is made) allocated to the Member's or former Member's Account as of the record date for the subdivision.

           5.7 VALUATION OF ACCOUNTS. A Member's or former Member's Accounts shall be valued at fair market value on each Valuation Date. The earnings and losses attributable to any asset in the Trust Fund will be allocated solely to the Account of the Member or former Member on whose behalf the investment in the asset was made. In determining the fair market value of the Members' or former Member's Accounts, the Trustee shall utilize such sources of information as it may deem reliable including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors or brokerage firms, or any combination of sources which in the opinion of the Trustee will provide the price such assets were last traded at on a registered stock exchange; provided, however, that with respect to regulated investment company shares, the Trustee shall rely exclusively on information provided to it by the investment adviser to such funds.

            5.8 ALLOCATION OF FORFEITURES. At the time a forfeiture occurs, the amount forfeited will first be used to reinstate any Account required to be reinstated under Section 5.9, and any remaining amount will be applied to the payment of Matching Employer Contributions.

            5.9 RESTORATION OF FORFEITED AMOUNTS. If a Member or former Member who forfeited any portion of his Matching Employer Contribution Account pursuant to the provisions of Section 7.10 resumes employment covered under the Plan, then the following provisions shall apply:

            (a) REPAYMENT REQUIREMENT. The Member's Employer Matching Contribution Account shall be restored if he repays to the Trustee the full amount of any distribution from the Employer Matching Contribution Account with respect to which the forfeiture arose. Such repayment must be made prior to the earlier of (a) the date on which he incurs a Period of Severance of five years, or (b) the fifth anniversary of the first date on which the Member is subsequently re-employed by the Employer.

            (b) MEMBERS WITH NO VESTED INTEREST. If a Member or former Member who forfeited any portion of his Employer Matching Contribution Account pursuant to the provisions of Section 7.10 received no distribution from his Employer Matching Contribution Account as a result of his termination of participation in the Plan (because his vested percentage was zero), that Account will be restored if, and only if, he resumes employment covered under the Plan prior to incurring a Period of Severance of five years.

            (c) AMOUNT RESTORED. The amount to be restored under the preceding provisions of this Section shall be the dollar value of the amount in the Member's Employer Matching Contribution Account, both the amount distributed and the amount forfeited, unadjusted by any subsequent gains or losses. The Member's Employer Matching Contribution Account balance shall be restored as soon as administratively practicable after the later of the date the Member resumes employment covered under the Plan or the date on which any required repayment is completed. No distribution shall be made to a Member from his Employer Matching Contribution Account as a result of a prior Separation from service after the restoration of such Account has been effectuated.

            (d) NO OTHER BASIS FOR RESTORATION. Except as otherwise provided above, a Member's Employer Matching Contribution Account shall not be restored upon resumption of employment covered by the Plan. Any portion of the Trust Fund attributable to Years of Service prior to resumption of employment by a Member whose Employer Matching Contribution Account has not been restored shall be held and distributed in accordance with applicable provisions of the Plan and elections made thereunder. A separate Employer Matching Contribution Account shall be established and maintained for Employer Matching Contributions allocable to such a Member after his resumption of employment covered by the Plan.

            5.10 NO VESTING UNLESS OTHERWISE PRESCRIBED. No allocations, adjustments, credits, or transfers shall ever vest in any Member or former Member any right, title, or interest in the Trust Fund except at the times and upon the terms and conditions herein set forth.

                                   ARTICLE VI

                           LIMITATIONS ON ALLOCATIONS


            The Annual Additions that may be credited to a Member's Accounts under this Plan and any other qualified defined contribution plan maintained by an Affiliated Employer for any Limitation Year will not exceed the lesser of $30,000 (as adjusted by the Secretary of Treasury) or 25 percent of the Member's Annual Compensation for the Limitation Year. The Plan will be operated in compliance with section 415 of the Code and the Regulations thereunder, the terms of which are incorporated herein by reference.

            If Annual Additions are made in excess of the limitation set forth in this Section, to the maximum extent permitted by law, all such excess Annual Additions shall be attributed to this Plan.

            If an excess Annual Addition attributed to this Plan is held or contributed as a result of the allocation of forfeitures, a reasonable error in estimating a Member's Annual Compensation, a reasonable error in calculating the maximum Salary Deferral Contribution that may be made for a Member under section 415 of the Code or because of any other facts and circumstances that the Commissioner of Internal Revenue finds to be justified, the excess Annual Addition shall be corrected as follows:

            (a) First, the excess Annual Addition shall be reduced to the extent necessary by distributing to the Employee Salary Deferral Contributions and earnings thereon. These distributed amounts are disregarded for purposes of Sections 4.6 and 4.7 of the Plan.

            (b) If the Member is still employed by the Employer at the end of the Plan Year, any remaining excess funds shall be placed in an unallocated suspense account to be applied to reduce future Employer Contributions for that Member for as many Plan Years as are necessary to exhaust the suspense account in keeping with the amounts which would otherwise be allocated to that Member's Account.

            (c) If the Member is not employed by the Employer at the end of the Plan Year, the remaining excess funds shall be placed in an unallocated suspense account to reduce future Employer Contributions for all remaining Members for as many Plan Years as are necessary to exhaust the suspense account.

            (d) If the Plan terminates prior to the exhaustion of the suspense account, the remaining amount shall revert to the Employer.

                                   ARTICLE VII

                                    BENEFITS


            7.1 VALUATION OF ACCOUNTS FOR WITHDRAWALS AND DISTRIBUTIONS. For the purpose of making a distribution or withdrawal, a Member's Accounts shall be his Accounts as valued as of the Valuation Date which is coincident with or next follows the event which caused the distribution or withdrawal, adjusted for Contributions, distributions and withdrawals, if any, made between the Valuation Date and that event. The amount of a Plan benefit payable for any reason will be reduced by the unpaid balance of a loan to a Member or Beneficiary.

            7.2 DEATH BENEFIT. If a Member or retired Member dies, the death benefit payable to the Member's spouse or designated Beneficiary or Beneficiaries shall be 100% of the remaining amount in all of his Accounts as of the day he dies.

            7.3 RETIREMENT BENEFIT. A Member may retire on the first day of any month after he attains his Retirement Age. If a Member retires, he is entitled to receive 100% of all of his Accounts as of the day he retires.

            7.4 DISABILITY BENEFIT. If a Member's employment with an Employer is terminated and the Committee determines he is suffering from a Disability, he is entitled to receive 100% of all of his Accounts as of the day he terminated because of his Disability.

            7.5 SEVERANCE BENEFIT. If a Member severs employment with the Employer and all Affiliated Employers for any reason other than death, retirement or disability, he is entitled to receive (a) 100% of all of his Accounts, except his Matching Employer Contribution Account, and (b) that percentage of his Matching Employer Contribution Account, if any, as shown in the vesting schedule below, as of the day he severs employment.

                                                  Percentage of Amount Invested
                                                     In Accounts Containing
Completed Years of Active Service                    Employer Contributions
---------------------------------                    ----------------------

          Less than two years..............................     0%
          Two years but less than three years..............    20%
          Three years but less than four years.............    40%
          Four years but less than five years..............    60%
          Five years but less than six years...............    80%
          Six years or more................................   100%


            Prior to a Member's termination of employment with the Employer and all Affiliated Employers, he will have a nonforfeitable interest in the portion of the Matching Employer Contributions specified in the above vesting schedule.


                                      VII-1

            7.6 DISTRIBUTIONS TO DIVORCED SPOUSE. If the Committee determines that a judgment, decree or order relating to child support, alimony payments or marital property rights of the spouse, former spouse, child or other dependent of the Member is a qualified domestic relations order which complies with a state's domestic relations law or community property law and Section 414(p) of the Code or is a domestic relations order entered before January 1, 1985, the Committee may direct the Trustee to distribute the awarded property to the person named in the award but only in the manner permitted under this Plan. To be a qualified domestic relations order, the order must clearly specify: (a) the name and last known mailing address of the Member and each alternate payee under the order, (b) the amount or percentage of the Member's benefits to be paid from the Plan to each alternate payee or the manner in which the amount or percentage can be determined, (c) the number of payments or periods for which the order applies, (d) the plan to which the order applies, and (e) all other requirements set forth in Section 414(p) of the Code. If a distribution is made at a time when the Member is not fully vested, a separate subaccount shall be created for the remaining portion of each Account which was not fully vested. That subaccount shall then remain frozen: that is, no further contributions of any form and no forfeitures shall be allocated to the subaccount; however, it shall receive its proportionate share of trust appreciation or depreciation and income earned on or losses incurred by the Trust Fund. To determine the Member's vested interest in each subaccount at any future time, the Committee shall add back to the subaccount at that time the amount that was previously distributed under the qualified domestic relations order, shall multiply the reconstituted subaccount by the vesting percentage, and shall then subtract the amount that was previously distributed. The remaining amount is the Member's vested interest in the subaccount at that time.

            7.7 WITHDRAWALS. Only the following withdrawals may be made during employment:

            (a) A Member is entitled to receive a withdrawal from his Salary Deferral Contribution Account, his vested interest in his Matching Employer Contribution Account and his Rollover Account in the event of an immediate and heavy financial need incurred by the Member and the Committee's determination that the withdrawal is necessary to alleviate that hardship.

            A distribution shall be made on account of financial hardship only if the distribution is for: (i) Expenses for medical care described in
      Section 213(d) of the Code previously incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in
      Section 213(d) of the Code, (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member,
      (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, his or her spouse, children, or dependents (as defined in Section 152 of the Code), (iv) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's


                                      VII-2
      principal residence, or (v) any other event added to this list by the Commissioner of Internal Revenue.

            A distribution to satisfy an immediate and heavy financial need shall not be made in excess of the amount of the immediate and heavy financial need of the Member and the Member must have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer. The amount of a Member's immediate and heavy financial need includes any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the financial hardship distribution.

            The Member's hardship distribution shall terminate his right to have the Employer make any Salary Deferral Contributions on his or her behalf until the next time Salary Deferral Contributions are permitted after the lapse of 12 months following the hardship distribution and his or her timely filing of a written request to resume his Salary Deferral Contributions. When the Member resumes Salary Deferral Contributions, he cannot have the Employer make any Salary Deferral Contributions in excess of the limit in Section 402(g) of the Code for that taxable year reduced by the amount of Salary Deferral Contributions made by the Employer on the Member's behalf during the taxable year of the Member in which he received the hardship distribution. In addition, for 12 months after he receives a hardship distribution from this Plan the Member is prohibited from making elective contributions and employee contributions to all other qualified and nonqualified plans of deferred compensation maintained by the Employer, including stock option plans, stock purchase plans and Code
      Section 401(k) cash or deferred arrangements that are part of cafeteria plans described in Section 125 of the Code. However, the Member is not prohibited from making mandatory employee contributions to a defined benefit plan, or contributions to a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of
      Section 125 of the Code.

            Financial hardship withdrawals will be made in the following order:
      First withdrawals will be made from the Member's Rollover Account, then from his Matching Employer Contribution Account, and finally, from his or her Salary Deferral Contribution Account. A Member shall not be entitled to make a financial hardship withdrawal of any amount credited to his Qualified Nonelective Employer Contribution Account, or of any income that is allocable or credited to his Member's Salary Deferral Contribution Account.

            (b) A Member may withdraw part or all of his vested Account balance on or after the date that he attains age 59-1/2.


                                      VII-3

            7.8 LOANS. The Committee may direct the Trustees to make loans to Members (and Beneficiaries who are "parties in interest" within the meaning of ERISA) who have a vested interest in the Plan. The Loan Committee established by the Committee will be responsible for administering the Plan loan program. All loans will comply with the following requirements:

            (a) All loans will be made solely from the Member's or Beneficiary's Account.

            (b) Loans will be available on a nondiscriminatory basis to all Beneficiaries who are "parties in interest" within the meaning of ERISA, and to all Members.

            (c) Loans will not be made for less than $1,000.

            (d) The maximum amount of a loan may not exceed the lesser of (A) $50,000 reduced by the person's highest outstanding loan balance from the Plan during the preceding one year period, or (B) one-half of the present value of the person's vested Account balance under the Plan determined as of the date on which the loan is approved by the Loan Committee.

            (e) Any loan from the Plan will be evidenced by a note or notes (signed by the person applying for the loan) having such maturity, bearing such rate of interest, and containing such other terms as the Loan Committee will require by uniform and nondiscriminatory rules consistent with this Section and proper lending practices.

            (f) All loans will bear a reasonable rate of interest which will be established by the Loan Committee. In determining the proper rate of interest to be charged, at the time any loan is made or renewed, the Loan Committee will contact at least two of the largest banks in the geographic location in which the Member or Beneficiary resides to determine what interest rate the banks would charge for a similar loan taking into account the collateral offered.

            (g) Each loan will be fully secured by a pledge of the borrowing person's vested Account balance. No more than fifty percent (50%) of the person's vested Account balance (determined immediately after the origination of the loan) will be considered as security for any loan.

            (h) The term of the loan will not be less than 18 months. Generally, the term of the loan will not be more than 5 years. The Loan Committee may agree to a longer term (but not more than 7 years) only if such term is otherwise reasonable and the proceeds of the loan are to be used to acquire a dwelling which will be used within a reasonable time (determined at the time the loan is made) as the principal residence of the borrowing person.


                                      VII-4

            (i) The loan agreement will require level amortization over the term of the loan. A Member's loan agreement will also require that loan repayments be made through payroll deductions.

            (j) If a person fails to make a required payment within 30 days of the due date set forth in the loan agreement, the loan will be in default.

            (k) If a Member has an outstanding loan from the Plan at the time he terminates employment with the Employer and all Affiliated Employers, the outstanding loan principal balance and any accrued but unpaid interest will become immediately due in full. The Member will have the right to immediately pay the Trustee that amount. If the Member fails to repay the loan, the Trustee will foreclose on the loan and the Member will be deemed to have received a Plan distribution of the amount foreclosed upon. The Trustee will not foreclose upon a Member's Salary Deferral Contributions Account or Qualified Nonelective Employer Contributions Account until the Member has terminated employment with the Employer and all Affiliated Employers.

            (l) If a Beneficiary defaults on his loan, the Trustee will foreclose on the loan and the Beneficiary will be deemed to have received a Plan distribution of the amount foreclosed upon.

            (m) No person shall be entitled to apply for a new Plan loan until at least 90 days have transpired since he fully repaid his last loan from the Plan.

            (n) No amount that is pledged as collateral for a Plan loan to a Participant will be available for withdrawal before he has fully repaid his loan.

            (o) All interest payments made pursuant to the terms of the loan agreement will be credited to the borrowing person's Account and will not be considered as general earnings of the Trust Fund to be allocated to other Members.

            7.9 FORFEITURE BY LOST MEMBERS OR BENEFICIARIES. If a person who is entitled to a distribution cannot be located during a search period of 60 days after the Trustee has initially attempted making payment, that person's Account shall be forfeited. However, if at any time prior to the termination of this Plan and the complete distribution of the Trust Fund, the former Member or Beneficiary files a claim with the Committee for the forfeited benefit, that benefit shall be reinstated (without adjustment for trust income or losses during the forfeited period) effective as of the date of the receipt of the claim. As soon as appropriate following the Employer's Contribution of the reinstated amount, it shall be paid to the former Member or Beneficiary in a single sum.


                                      VII-5

            7.10 FORFEITURE ON TERMINATION OF PARTICIPATION. If as a result of terminating his participation in the Plan a former Member receives a distribution of his entire vested interest in his Account, the nonvested amount in his Account is immediately forfeited. A former Member who received no distribution upon his termination of employment with all Affiliated Employers because he had no vested interest shall be treated as if he received a distribution of his entire vested interest and that interest was less than $3,500.00.

            If a former Member who has a vested interest in his Account received no distribution or a distribution of less than the full amount of his entire vested interest as a result of his termination of participation in the Plan, the nonvested amount in his Account is immediately forfeited following five consecutive one-year Periods of Severance.

            A distribution shall be treated as if it were made as a result of termination of participation in the Plan if it is made not later than the end of the second Plan Year following the Plan Year in which the former Member's termination occurs.

            7.11 CLAIMS PROCEDURE. When a benefit is due, the Member or Beneficiary should submit his claim to the person or office designated by the Committee to receive claims. Under normal circumstances, a final decision shall be made as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90 day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, and the claims review procedure. If no action is taken during the claims period, the claim is treated as if it were denied on the last day of the claims period.

            If a Member's or Beneficiary's claim is denied and he wants a review, he must apply to the Committee in writing. That application may include any comment or argument the claimant wants to make. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee may schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.

            The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Committee notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for their action and the Plan provisions on which their decision is based. If a decision is not given to the


                                      VII-6
claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

            7.12 FORM OF DISTRIBUTIONS. Distributions shall be made only in cash unless an asset held in the Trust cannot be sold by the distribution date or can only be sold at less than its appraised value, in which event part or all of the distribution may be made in kind. A distribution shall be made in a lump sum payment or, as a Direct Rollover if the Distributee elects, at the time and in the manner prescribed by the Committee, to have any portion or all of the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan named by the Distributee.

            Any benefit held for distribution past one or more Valuation Dates shall continue to share in the appreciation or depreciation of the Trust Fund and in the income earned or losses incurred by the Trust Fund until the last Valuation Date which occurs with or next precedes the date distribution is made.

            If the benefit to be distributed is greater than $3,500.00 and the Member or former Member consents to the distribution, the benefit should be distributed or begin to be distributed within one year after the Member or former Member becomes entitled to the benefit. If the benefit is greater than $3,500.00 and the Member or former Member fails to consent to the distribution, the distribution shall not be made without the Member's or former Member's consent until he attains his Retirement Age or age 62, whichever is later. If the Member or former Member dies, the surviving spouse may require payments to begin within a reasonable time.

            7.13 TIME OF DISTRIBUTIONS. Notwithstanding any other provision of the Plan, all benefits payable under the Plan shall be distributed, or commence to be distributed, in compliance with the following provisions:

            (a) DISTRIBUTION DEADLINES FOR MEMBERS OR FORMER MEMBERS WHO ARE 70 1/2 OR OLDER. If a Member or former Member attains 70 1/2, the Member or former Member must elect to receive the distribution required under section 401(a)(9) of the Code in one lump sum or in installments which must commence by his Required Beginning Date. If installments are elected, each installment paid must be equal to or greater than the minimum required distribution under section 401(a)(9) of the Code.

            (b) DISTRIBUTION DEADLINE FOR DEATH BENEFITS. If a Member or former Member dies before the distribution of his Plan benefit has commenced, his entire interest shall be distributed within five years after his death. If a Member or former Member dies after the distribution of his Plan benefit has commenced, the remaining portion of his interest in the Plan, if any, will be distributed at least as rapidly as under the installment method of distribution selected by him.

            (c) LIMITATIONS ON DEATH BENEFITS. Benefits payable under the Plan shall not be provided in any form that would cause a Member's death benefit to be more than incidental. Any distribution required to


                                      VII-7
      satisfy the incidental benefit requirement shall be considered a required distribution for purposes of section 401(a)(9) of the Code.

            (d) COMPLIANCE WITH SECTION 401(a)(9). All distributions under the Plan will be made in accordance with the requirements of section 401(a)(9) of the Code and all Regulations promulgated thereunder. The provisions of the Plan reflecting section 401(a)(9) of the Code override any distribution options in the Plan inconsistent with such Section.

            (e) COMPLIANCE WITH SECTION 401(a)(14). Unless the Member or former Member otherwise elects, the payment of benefits under the Plan to the Member or former Member will begin not later than the 60th day after the close of the Plan Year in which occurs the latest of (a) the date on which the Member or former Member attains the later of age 62 or the normal retirement age under the Plan, age 65, (b) the 10th anniversary of the year in which the Member or former Member commenced participation in the Plan, or (c) the Member or former Member Severs Service.


            7.14 DESIGNATION OF BENEFICIARY. Each Member has the right to designate and to revoke the designation of his Beneficiary or Beneficiaries. Each designation or revocation must be evidenced by a written document in the form required by the Committee, signed by the Member and filed with the Committee. If no designation is on file at the time of a Member's death or if the Committee determines that the designation is ineffective, the designated Beneficiary shall be the Member's spouse, if living, or if not, the executor, administrator or other personal representative of the Member's estate.

            If a Member is considered to be married under local law, the Member's designation of any Beneficiary, other than the Member's spouse, shall not be valid unless the spouse acknowledges in writing that he or she understands the effect of the Member's beneficiary designation and consents to it. The consent must be to a specific Beneficiary. The written acknowledgement and consent must be filed with the Committee, signed by the spouse and at least two witnesses, one of whom must be a member of the Committee or a notary public. However, if the spouse cannot be located or there exist other circumstances as described in Sections 401(a)(11) and 417(a)(2) of the Code, the requirement of the Member's spouse's acknowledgement and consent may be waived. If a Beneficiary other than the Member's spouse is named, the designation shall become invalid if the Member is later determined to be married under local law, the Member's missing spouse is located or the circumstances which resulted in the waiver of the requirement of obtaining the consent of the Member's spouse no longer exist.

            7.15 DISTRIBUTIONS TO DISABLED. If the Committee determines that any person to whom a payment is due is unable to care for his affairs because of physical or mental disability, it shall have the authority to cause the payments to be made to the spouse, brother, sister or other person the Committee determines to have incurred, or


                                      VII-8
to be expected to incur, expenses for that person unless a prior claim is made by a qualified guardian or other legal representative. The Committee and the Trustee shall not be responsible to oversee the application of those payments. Payments made pursuant to this power shall be a complete discharge of all liability under the Plan and Trust and the obligations of the Employer, the Trustee, the Trust Fund and the Committee.


                                      VII-9

                                  ARTICLE VIII

                             TOP-HEAVY REQUIREMENTS


            8.1 APPLICATION. The requirements described in this Article shall apply to each Plan Year that this Plan is determined to be a Top-Heavy Plan under the test set out in the following Section.

            8.2 TOP-HEAVY TEST. If on the Determination Date the Aggregate Accounts of Key Employees in the Plan exceeds 60% of the Aggregate Accounts of all Employees in the Plan, this Plan shall be a Top-Heavy Plan for that Plan Year. In addition, if this Plan is required to be included in an Aggregation Group and that group is a top-heavy group, this Plan shall be treated as a Top-Heavy Plan. An Aggregation Group is a top-heavy group if on the Determination Date the sum of (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group which contains this Plan, plus (b) the total of all of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group (which contains this Plan) is more than 60% of a similar sum determined for all employees covered in the Aggregation Group which contains this Plan.

            In applying the above tests, the following rules shall apply:

            (a) in determining the present value of the accumulated accrued benefits for any Employee or the amount in the account of any Employee, the value or amount shall be increased by all distributions made to or for the benefit of the Employee under the Plan during the five-year period ending on the Determination Date;

            (b) all rollover contributions made after December 31, 1983 by the Employee to the plan shall not be considered by the plan for either test;

            (c) if an Employee is a Non-Key Employee under the plan for the Plan Year but was a Key Employee under the plan for another prior Plan Year, his account shall not be considered; and

            (d) benefits shall not be taken into account in determining the top-heavy ratio for any Employee who has not performed services for the Employer during the last five-year period ending upon the Determination Date.

            8.3 VESTING RESTRICTIONS IF PLAN BECOMES TOP-HEAVY. If a Member has at least one Hour of Service during a Plan Year when the Plan is a Top-Heavy Plan, he shall either vest under each of the normal vesting provisions of the Plan or under the following vesting schedule, whichever is more favorable:


                                     VIII-1

                                                   Percentage of Amount Invested
                                                      In Accounts Containing
Completed Years of Active Service                     Employer Contributions
---------------------------------                     ----------------------

          Less than two years...............................     0%
          Two years but less than three years...............    20%
          Three years but less than four years..............    40%
          Four years but less than five years...............    60%
          Five years but less than six years................    80%
          Six years or more.................................   100%

If the Plan ceases to be a Top-Heavy Plan, this requirement shall no longer apply. After that date, the normal vesting provisions of the Plan shall be applicable to all subsequent Contributions by the Employer.

            8.4 MINIMUM CONTRIBUTIONS IF PLAN BECOMES TOP-HEAVY. If this Plan is a Top-Heavy Plan and the normal allocation of the Employer Contribution and forfeitures is less than 3% of any Non-Key Employee Member's Annual Compensation, the Committee, without regard to the normal allocation procedures, shall allocate the Employer Contribution and the forfeitures among the Members who are in the employ of the Employer at the end of the Plan Year in proportion to each Member's Annual Compensation as compared to the total Annual Compensation of all Members for that Plan Year until each Non-Key Employee Member has had an amount equal to the lesser of (i) the highest rate of Contribution applicable to any Key Employee, or (ii) 3% of his Annual Compensation allocated to his Account. At that time, any more Employer Contributions or forfeitures shall be allocated under the normal allocation procedures described earlier in this Plan. Salary Deferral Contributions made on behalf of Key Employees are included in determining the highest rate of Employer Contributions. Salary Deferral Contributions made on behalf of Non-Key Employees are not included for that purpose. Amounts that may be treated as Section 401(k) Contributions made on behalf of Non-Key Employees may not be included in determining the minimum contribution required under this Section to the extent that they are treated as Section 401(k) Contributions for purposes of the Actual Deferral Percentage test.

            In applying this restriction, the following rules shall apply:

            (a) Each Employee who is eligible for membership (without regard to whether he has made mandatory contributions, if any are required, or whether his compensation is less than a stated amount) shall be entitled to receive an allocation under this Section; and

            (b) All defined contribution plans required to be included in the Aggregation Group shall be treated as one plan for purposes of meeting the 3% maximum; this required aggregation shall not apply if this Plan is also required to be included in an Aggregation Group which includes a defined benefit plan and this Plan enables that defined benefit plan to meet the requirements of Sections 401(a)(4) or 410 of the Code.


                                     VIII-2

            8.5 COVERAGE UNDER MULTIPLE TOP-HEAVY PLANS. If this Plan is a Top-Heavy Plan, it must meet the vesting and benefit requirements described in this Article without taking into account contributions or benefits under Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title II of the Social Security Act or any other Federal or State law.

            If a Non-Key Employee is covered by both a Top-Heavy defined contribution plan and a defined benefit plan, he shall receive the defined benefit minimum, offset by the benefits provided under the defined contribution plan.

            8.6 RESTRICTIONS IF PLAN BECOMES SUPER TOP-HEAVY. If the Plan is determined to be a Top-Heavy Plan, the number "1.00" must be substituted for the number "1.25" when applying the limitations of Section 415 of the Code to this Plan, unless the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" and the Employer Contribution for the Plan Year for each Non-Key Employee, who is a Member, is not less than 4% of the Member's Annual Compensation.


                                     VIII-3

                                   ARTICLE IX

                           ADMINISTRATION OF THE PLAN


            9.1 APPOINTMENT, TERM OF SERVICE & REMOVAL. The Board of Directors shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board of Directors. Any member may be removed by the Board of Directors, with or without cause. Vacancies may be filled by the Board of Directors from time to time.

            9.2 POWERS. The Committee is a fiduciary. It has the exclusive responsibility for the general administration of the Plan and Trust, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

            (a) To make rules for administering the Plan and Trust so long as they are not inconsistent with the terms of the Plan;

            (b) To construe all provisions of the Plan and Trust;

            (c) To correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan or Trust;

            (d) To select, employ, and compensate at any time any consultants, actuaries, accountants, attorneys, and other agents and employees the Committee believes necessary or advisable for the proper administration of the Plan and Trust; any firm or person selected may be a disqualified person but only if the requirements of Section 4975(d) of the Code have been met;

            (e) To determine all questions relating to eligibility, Active Service, Compensation, allocations and all other matters relating to benefits or Members' entitlement to benefits;

            (f) To determine all controversies relating to the administration of the Plan and Trust, including but not limited to any differences of opinion arising between an Employer and the Trustee or a Member, or any combination of them and any questions it believes advisable for the proper administration of the Plan and Trust;

            (g) To direct or to appoint an investment manager or managers who can direct the Trustee in all matters relating to the investment, reinvestment and management of the Trust Fund;

            (h) To direct the Trustee in all matters relating to the payment of Plan benefits; and

            (i) To delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan and Trust.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Section and all other Sections of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

            9.3 ORGANIZATION. The Committee may select, from among its members, a chairman, and may select a secretary. The secretary need not be a member of the Committee. The secretary shall keep all records, documents and data pertaining to its administration of the Plan and Trust.

            9.4 QUORUM AND MAJORITY ACTION. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members.

            9.5 SIGNATURES. The chairman, the secretary and any one or more of the members of the Committee to which the Committee has delegated the power shall each, severally, have the power to execute any document on behalf of the Committee, and to execute any certificate or other written evidence of the action of the Committee. The Trustee, after it is notified of any delegation of power in writing, shall accept and may rely upon any document executed by the appropriate member or members as representing the action of the Committee until the Committee files a written revocation of that delegation of power with the Trustee.

            9.6 DISQUALIFICATION OF COMMITTEE MEMBER. A member of the Committee who is also a Member of this Plan shall not vote or act upon any matter relating solely to himself.

            9.7 DISCLOSURE TO MEMBERS. The Committee shall make available to each Member and Beneficiary for his examination those records, documents and other data required under ERISA, but only at reasonable times during business hours. No Member or Beneficiary has the right to examine any data or records reflecting the compensation paid to any other Member or Beneficiary. The Committee is not required to make any other data or records available other than those required by ERISA.

            9.8 STANDARD OF PERFORMANCE. The Committee and each of its members shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in conducting his business as the administrator of the Plan, shall, when exercising its power to direct investments, diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and shall otherwise comply with the provisions of this Plan and ERISA.

            9.9 LIABILITY OF COMMITTEE AND LIABILITY INSURANCE. No member of the Committee shall be liable for any act or omission of any other member of the Committee, the Trustee, any investment manager appointed by the Committee or any other agent appointed by the Committee unless required by the terms of ERISA or another applicable state or federal law under which liability cannot be waived. No member of the Committee shall be liable for any act or omission of his own unless required by ERISA or another applicable state or federal law under which liability cannot be waived.

            If the Committee directs the Trustee to do so, it may purchase out of the Trust Fund insurance for the members of the Committee, for any other fiduciaries appointed by the Committee and for the Trust Fund itself to cover liability or losses occurring because of the act or omission of any one or more of the members of the Committee or any other fiduciary appointed under this Plan. But, that insurance must permit recourse by the insurer against the members of the Committee or the other fiduciaries concerned if the loss is caused by breach of a fiduciary obligation by one or more members of the Committee or other fiduciary.

            9.10 EXEMPTION FROM BOND. No member of the Committee is required to give bond for the performance of his duties unless required by a law which cannot be waived.

            9.11 COMPENSATION. The Committee shall serve without compensation but shall be reimbursed by the Employer for all expenses properly incurred in the performance of their duties unless the Sponsor elects to have those expenses paid from the Trust Fund. Each Employer shall pay that part of the expense as determined by the Committee in its sole judgment.

            9.12 PERSONS SERVING IN DUAL FIDUCIARY ROLES. Any person, group of persons, corporations, firm or other entity, may serve in more than one fiduciary capacity with respect to this Plan, including serving as both Trustee and as a member of the Committee.

            9.13 ADMINISTRATOR. For all purposes of ERISA, the administrator of the Plan is the Sponsor. The administrator has the final responsibility for compliance with all reporting and disclosure requirements imposed under all applicable federal or state laws and regulations.

                                    ARTICLE X

                          TRUST FUND AND CONTRIBUTIONS


            10.1 FUNDING OF PLAN. This Plan shall be funded by one or more separate Trusts. If more than one Trust is used, each Trust shall be designated by the name of the Plan followed by a number assigned by the Committee at the time the Trust is established.

            10.2 INCORPORATION OF TRUST. Each Trust is a part of this Plan. All rights or benefits which accrue to a person under this Plan shall be subject also to the terms of the agreements creating the Trust or Trusts and any amendments to them which are not in direct conflict with this Plan.

            10.3 AUTHORITY OF TRUSTEE. Each Trustee shall have full title and legal ownership of the assets in the separate Trust which, from time to time, is in his separate possession. No other Trustee shall have joint title to or joint legal ownership of any asset in one of the other Trusts held by another Trustee. Each Trustee shall be governed separately by the trust agreement entered into between the Employer and that Trustee and the terms of this Plan without regard to any other agreement entered into between any other Trustee and the Employer as a part of this Plan.

            10.4 ALLOCATION OF RESPONSIBILITY. To the fullest extent permitted under Section 405 of ERISA, the agreements entered into between the Employer and each of the Trustees shall be interpreted to allocate to each Trustee its specific responsibilities, obligations and duties so as to relieve all other Trustees from liability either through the agreement, this Plan or ERISA, for any act of any other Trustee which results in a loss to the Plan because of his act or failure to act.

                                   ARTICLE XI

                       ADOPTION OF PLAN BY OTHER EMPLOYERS


            11.1 ADOPTION PROCEDURE. Any business organization may, with the approval of the Board of Directors, adopt this Plan by:

            (a) A certified resolution or consent of the board of directors of the adopting Employer or an executed adoption instrument (approved by the board of directors of the adopting Employer) agreeing to be bound as an Employer by all the terms, conditions and limitations of this Plan except those, if any, specifically described in the adoption instrument; and

            (b) Providing all information required by the Committee and the Trustee.

            An adoption may be retroactive to the beginning of a Plan Year if these conditions are complied with on or before the last day of that Plan Year.

            11.2 NO JOINT VENTURE IMPLIED. The document which evidences the adoption of the Plan by an Employer shall become a part of this Plan. However, neither the adoption of this Plan and its related Trust Fund by an Employer nor any act performed by it in relation to this Plan and its related Trust Fund shall ever create a joint venture or partnership relation between it and any other Employer.

            11.3 ALL TRUST ASSETS AVAILABLE TO PAY ALL BENEFITS. The Accounts of Members employed by the Employers which adopt this Plan shall be commingled for investment purposes. All assets in the Trust Fund shall be available to pay benefits to all Members employed by any Employer which is an Affiliated Employer with the first Employer.

            11.4 QUALIFICATION A CONDITION PRECEDENT TO ADOPTION AND CONTINUED PARTICIPATION. The adoption of this Plan and the Trust or Trusts used to fund this Plan by a business organization is contingent upon and subject to the express condition precedent that the initial adoption meets all statutory and regulatory requirements for qualification of the Plan and the exemption of the Trust or Trusts and that the Plan and the Trust or Trusts that are applicable to it continue in operation to maintain their qualified and exempt status. In the event the adoption fails to initially qualify and be exempt, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund applicable to the adoption shall be immediately returned to the adopting business organization and the adoption shall be void ab initio. In the event the adoption as to a given business organization later becomes disqualified and loses its exemption for any reason, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund allocable to the adoption by that business organization shall be immediately spun off, retroactively as of the last date for which the Plan qualified, to a separate Trust for its sole benefit and an identical but separate Plan shall be created, retroactively effective as of the last date the Plan as adopted by that business organization qualified, for the benefit of the Members covered by that adoption.

                                   ARTICLE XII

                            AMENDMENT AND TERMINATION


            12.1 RIGHT TO AMEND AND LIMITATIONS THEREON. The Sponsor has the sole right to amend this Plan. An amendment may be made by a certified resolution or consent of the Board of Directors, or by an instrument in writing executed by the appropriate officer of the Sponsor. The amendment must describe the nature of the amendment and its effective date. No amendment shall:

            (a) Vest in an Employer any interest in the Trust Fund;

            (b) Cause or permit the Trust Fund to be diverted to any purpose other than the exclusive benefit of the present or future Members and their Beneficiaries except under the circumstances described in Section 4.8;

            (c) Decrease the Account of any Member or eliminate an optional form of payment;

            (d) Increase substantially the duties or liabilities of the Trustee without its written consent; or

            (e) Change the vesting schedule to one which would result in the nonforfeitable percentage of the Account derived from Employer Contributions (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Member being less than the nonforfeitable percentage computed under the Plan without regard to the amendment. If the Plan's vesting schedule is amended, if the Plan is amended in any other way that affects the computation of the Member's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Member with at least three years of Service may elect, within a reasonable period after the adoption of the amendment or the change, to have the nonforfeitable percentage computed under the Plan without regard to the amendment or the change. The election period shall begin no later than the date the amendment is adopted or deemed to be made and shall end no later than the latest of the following dates: (1) 60 days after the date the amendment is adopted or deemed to be made, (2) 60 days after the date the amendment becomes effective, or (3) 60 days after the day the Member is issued written notice of the amendment.

            Each Employer shall be deemed to have adopted any amendment made by the Sponsor unless the Employer notifies the Committee of its rejection in writing within 30 days after it receives a copy of the amendment. A rejection shall constitute


                                      XII-1
a withdrawal from this Plan by that Employer unless the Sponsor acquiesces in the rejection.

            12.2 MANDATORY AMENDMENTS. The Contributions of each Employer to this Plan are intended to be:

            (a) Deductible under the applicable provisions of the Code;

            (b) Except as otherwise prescribed by applicable law, exempt from the Federal Social Security Act;

            (c) Except as otherwise prescribed by applicable law, exempt from withholding under the Code; and

            (d) Excludable from any Employee's regular rate of pay, as that term is defined under the Fair Labor Standards Act of 1938, as amended.

            The Sponsor shall make any amendment necessary to carry out this intention, and it may be made retroactively.

            12.3 WITHDRAWAL OF EMPLOYER. An Employer may withdraw from this Plan and its related Trust Fund if the Sponsor does not acquiesce in its rejection of an amendment or by giving written notice of its intent to withdraw to the Committee. The Committee shall then determine the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer and shall notify the Trustee to segregate and transfer those assets to the successor Trustee or Trustees when it receives a designation of the successor from the withdrawing Employer.

            A withdrawal shall not terminate the Plan and its related Trust Fund with respect to the withdrawing Employer, if the Employer either appoints a successor Trustee or Trustees and reaffirms this Plan and its related Trust Fund as its new and separate plan and trust intended to qualify under Section 401(a) of the Code, or establishes another plan and trust intended to qualify under
Section 401(a) of the Code.

            The determination of the Committee, in its sole discretion, of the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer shall be final and binding upon all parties; and, the Trustee's transfer of those assets to the designated successor Trustee shall relieve the Trustee of any further obligation, liability or duty to the withdrawing Employer, the Members employed by that Employer and their Beneficiaries, and the successor Trustee or Trustees.

            12.4 TERMINATION OF PLAN. The Sponsor may terminate this Plan and its related Trust Fund with respect to all Employers by executing and delivering to the Committee and the Trustee, a notice of termination, specifying the date of termination. Any Employer may terminate this Plan and its related Trust Fund with respect to itself by executing and delivering to the Trustee a notice of termination, specifying the date of termination. Likewise, this Plan and its related Trust Fund shall automatically terminate with respect to any Employer if there is a general assignment by that


                                      XII-2

Employer to or for the benefit of its creditors, or a liquidation or dissolution of that Employer without a successor. Upon the termination of this Plan as to an Employer, the Trustee shall distribute to each Member employed by the terminating Employer the amount certified by the Committee to be due the Member.

            The Employer should apply to the Internal Revenue Service for a determination letter with respect to its termination, and the Trustee should not distribute the Trust Funds until a determination is received. However, should it decide that a distribution before receipt of the determination letter is necessary or appropriate it should retain sufficient assets to cover any tax that may become due upon that determination.

            12.5 PARTIAL OR COMPLETE TERMINATION OR COMPLETE DISCONTINUANCE OF CONTRIBUTIONS. Without regard to any other provision of this Plan, if there is a partial or total termination of this Plan or there is a complete discontinuance of the Employer's Contributions, each of the affected Members shall immediately become 100% vested in his Account as of the end of the last Plan Year for which a substantial Employer Contribution was made and in any amounts later allocated to his Account. If the Employer then resumes making substantial Contributions at any time, the appropriate vesting schedule shall again apply to all amounts allocated to each affected Member's Account beginning with the Plan Year for which they were resumed.

            12.6 CONTINUANCE PERMITTED UPON SALE OR TRANSFER OF ASSETS. An Employer's participation in this Plan and its related Trust Fund shall not automatically terminate if it consolidates or merges and is not the surviving corporation, sells substantially all of its assets, is a party to a reorganization and its Employees and substantially all of its assets are transferred to another entity, liquidates, or dissolves, if there is a successor organization. Instead, the successor may assume and continue this Plan and its related Trust Fund by executing a direction, entering into a contractual commitment or adopting a resolution providing for the continuance of the Plan and its related Trust Fund. Only upon the successor's rejection of this Plan and its related Trust Fund or its failure to respond to the Employer's, the Sponsor's or the Trustee's request that it affirm its assumption of this Plan within 90 days of the request shall this Plan automatically terminate. In that event the appropriate portion of the Trust Fund shall be distributed exclusively to the Members or their Beneficiaries as soon as possible. If there is a disposition to an unrelated entity of substantially all of the assets used by the Employer in a trade or business or a disposition by the Employer of its interest in a subsidiary, the Employer may make a lump sum distribution from the Plan if it continues the Plan after the disposition; but the distribution can only be made for those Members who continue employment with the acquiring entity.

            12.7 DISTRIBUTIONS UPON TERMINATION OF THE PLAN. A Member is entitled to receive a lump sum distribution on account of the termination of the Plan if the Employer and all Affiliated Employers do not establish or maintain a successor plan within the period ending 12 months after all assets are distributed from the Plan. A distribution on account of the termination of the Plan may be made only in the form of a lump sum payment. Therefore, if a Member's Account balance plus all prior Plan


                                      XII-3
payments to the Member is more than $3,500 and the Member does not consent to receive an immediate lump sum payment on account of the termination of the Plan the Member will not receive a Plan distribution on account of the termination of the Plan. His Plan benefit will be payable in the future on account of a distribution event other than the termination of the Plan.

            If the Plan is terminated and does not offer an annuity option (purchased from a commercial provider) and the Employer or an Affiliated Employer maintains another defined contribution plan the Member's Account balance may be transferred to the other plan without his consent if he does not consent to an immediate lump sum distribution from the Plan.

            For purposes of this Section the term "successor plan" means a defined contribution plan other than an employee stock ownership plan as defined in section 4975(e) or 409 of the Code or a simplified employee pension plan as defined in section 408(k) of the Code. However, the term successor plan does not include any plan in which fewer than two percent of the Plan Members were eligible to participate during the 24 month period beginning 12 months before the time of Plan termination.


                                      XII-4

                                  ARTICLE XIII

                                  MISCELLANEOUS


            13.1 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of this Plan and its related Trust Fund is not a contract between any Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Employer to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

            13.2 BENEFITS PROVIDED SOLELY FROM TRUST. All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund. No Employer assumes any liability or responsibility to pay any benefit provided by the Plan.

            13.3 ANTI-ALIENATION PROVISIONS. No principal or income payable or to become payable from the Trust Fund shall be subject: to anticipation or assignment by a Member or by a Beneficiary to attachment by, interference with, or control of any creditor of a Member or Beneficiary, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Member or Beneficiary prior to its actual receipt by the Member or Beneficiary. An attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the Trust Fund, any part of it, or any interest in it by a Member or Beneficiary prior to distribution shall be void, whether that conveyance, transfer, assignment, mortgage, pledge, or encumbrance is intended to take place or become effective before or after any distribution of Trust assets or the termination of this Trust Fund itself. The Trustee shall never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Member or Beneficiary of the Trust Fund, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of a Member or Beneficiary for any cause whatsoever. These prohibitions against the alienation of a Member's Account shall not apply to qualified domestic relations orders or domestic relations orders entered prior to January 1, 1985.

            13.4 REQUIREMENTS UPON MERGER OR CONSIDERATION OF PLANS. This Plan shall not merge or consolidate with or transfer any assets or liabilities to any other plan unless each Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

            13.5 GENDER OF WORDS USED. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

            13.6 SEVERABILITY. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.


                                     XIII-1

            13.7 REEMPLOYED VETERANS. The requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 will be complied with in the operation of the Plan in the manner permitted under section 414(u) of the Code.

            13.8 GOVERNING LAW; PARTIES TO LEGAL ACTIONS. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the laws of the United States. The Trustee or any Employer may at any time initiate a legal action or proceeding for the settlement of the account of the Trustee, or for the determination of any question or for instructions. The only necessary parties to that action or proceeding are the Trustee and the Employer concerned. However, any other person or persons may be included as parties defendant at the election of the Trustee and the Employer.


                                     XIII-2

            IN WITNESS WHEREOF, Piper Impact, Inc. has caused this Agreement to
be executed this      day of March 1997, in multiple counterparts, each of which shall be deemed to be an original, to be effective the 1st day of January 1997, except for those provisions which have an earlier effective date provided by law, or as otherwise provided under applicable provisions of this Plan.

                                    PIPER IMPACT, INC.


                                    By____________________________________


                                    ______________________________________
                                    Title


                                     XIII-3